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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K


                                CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


     Date of Report  (Date of earliest event reported)  November 27, 1996


                   HOME HEALTH CORPORATION OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)


      Pennsylvania                 23-2224800                     0-26938
(State or other                 (IRS Employer           (Commission File Number)
 jurisdiction of                Identification No.)
 incorporation)



2200 Renaissance Boulevard
         Suite 300
   King of Prussia, PA                                               19406
(Address of principal executive offices)                           (Zip Code)




      Registrant's telephone number, including area code: (610) 272-1717




Exhibit index is located on page 5
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 27, 1996, Home Health Corporation of America, Inc. (the "Company") acquired from Randy DiSalvo all of the outstanding capital stock of R.S.D. Management Services, Inc., a provider of primarily Medicare-reimbursed nursing and related patient services with approximately $18.3 million of net revenues for the twelve month period ended June 30, 1996 and operations in Massachusetts and New Hampshire (the "RSD Acquisition"). The consideration paid for the RSD Acquisition was approximately $11.4 million, consisting of $9.4 million in cash, which includes repayment of $4.3 million in indebtedness, $1.0 million in notes, and the balance by the issuance of 91,118 shares of the Company's common stock. The cash portion of this consideration was paid through borrowings under the Company's senior credit facility. This acquisition will be accounted for as a purchase.

ITEM 5.  OTHER EVENTS

On December 5, 1996, the Company signed a definitive agreement to acquire certain assets and assume certain liabilities of LHS Holdings, Inc. and certain of its subsidiaries and affiliates, providers of primarily Medicare-reimbursed nursing and related patient services and, to a lesser extent, infusion therapy services, with $16.0 million in net revenues for the twelve month period ended June 30, 1996 and operations in Texas (the "LHS Acquisition"). The aggregate consideration payable for the LHS Acquisition is approximately $9.3 million, including a contingent amount estimated at $2.7 million based upon four and one-half times the earnings before interest, taxes, depreciation and amortization of certain of the companies being acquired in this acquisition. The aggregate consideration payable for the LHS Acquisition, excluding the contingent amount, is comprised of approximately $5.1 million in cash, $1.0 million in notes, and the balance in shares of the Company's common stock. This acquisition will be accounted for as a purchase.

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

     (a)  Financial Statements

          The historical financial statements of the company acquired in the RSD Acquisition required to be filed with this Form 8-K are not included in this filing. Such financial statements will be filed as soon as practicable, but not later than 60 days after the date on which this Form 8-K is required to be filed.

     (b)  Unaudited Pro Forma Financial Information

          The unaudited pro forma financial information of the company acquired in the RSD Acquisition required to be filed with this Form 8-K are not included in this filing. Such pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date on which this Form 8-K is required to be filed.

     (c)  Exhibits

          2.1*Stock Purchase Agreement among Home Health Corporation of America,
              Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management Services, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc., and Nursing Services, Inc.

          2.2 Amendment 1 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management Services, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc., and Nursing Services, Inc.

          2.3 Amendment 2 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management Services, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc., and Nursing Services, Inc.

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          2.4 Asset Acquisition Agreement Among Home Health Corporation of
              America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc. and Mark H. O'Brien

          2.5 Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien

          2.6 Indemnification Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc., PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien



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          *    Incorporated by reference to the Company's Form 10-Q for the three months ended September 30, 1996, as filed on November 14, 1996.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Home Health Corporation of America, Inc.


Date:    December 13, 1996      /s/  Bruce J. Colburn
                                --------------------------------------------
                                Name:  Bruce J. Colburn,
                                Title: Chief Financial and Accounting Officer

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 EXHIBIT INDEX


          2.1*Stock Purchase Agreement among Home Health Corporaton of America,
              Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management Services, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

          2.2 Amendment 1 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management Services, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

          2.3 Amendment 2 to Stock Purchase Agreement among Home Health Corporation of America, Inc., Home Health Corporation of Delaware, Inc., Randy DiSalvo, R.S.D. Management Services, Inc., Nursing Services Home Care, Inc., Nursing Services Home Care, Ltd., Nursing Services Staffing of N.H., Inc. and Nursing Services, Inc.

          2.4 Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc. and Mark H. O'Brien

          2.5 Asset Acquisition Agreement Among Home Health Corporation of America, Inc. and its Nominees, PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien

          2.6 Indemnification Agreement Among Home Health Corporation of America, Inc. and its Nominees, LHS Holdings, Inc., Liberty Health Services, Inc., Nurses Today M/C, Inc., PDN, Inc., Medical I.V., Inc. and Mark H. O'Brien


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          * Incorporated by reference to the Company's Form 10-Q for the three months ended September 30, 1996, as filed on November 14, 1996.

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